UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 15, 2006

Commission File Number   0-15949

BROADCASTER, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Resignation of Principal Financial Officer

Effective June 15, 2006, Robert O'Callahan resigned as Chief Financial Officer to pursue other interests.

(c)	Appointment of Principal Financial Officer

Effective June 15, 2006, Blair Mills was appointed Chief Financial Officer. Mr. Mills is a Certified Public Accountant in the United States, and is also a Chartered Accountant in Canada. In addition to his position as our Chief Financial Officer, Mr. Mills is Chief Financial Officer of Longviewmedia, Inc.

Temporarily, Mr. Mills employment relationship with Broadcaster, Inc. is through a contract with Longviewmedia, Inc. It is anticipated that within a matter of two to three months Mr. Mills will become a direct employee of Broadcaster, Inc. pursuant to terms of employment that are currently being discussed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

Dated: June 21, 2006

By: /s/ Martin Wade, III

Martin Wade, III
Director & Chief Executive Officer